Labor Contract

For

Full-time Employees

Party A:	Suzhou Erve Pharmaceutical Company Limited

Party B:	Zhang Jian

Date:	April 1, 2008

Party A (Employer)

Name of employer:	Suzhou Erye Pharmaceutical Company Limited

Address:	859 Panxu Road, Suzhou

Legal representative or person in charge:	Shi Mingsheng

Party B (Employee)

Name: Zhang Jian                        Sex: Female                                Date of birth: November, 1961

Educational level: Master’s degree                           Contact information:___________________

Domicile:	Room 502 of No. 13 Building, Lingtang Gongcun Community. Suzhou

Current residence:	Room 102 of No. 3 Building, 158 Xidajie Avenue, Suzhou

ID card No.:	320504196111102523

Other valid identification certificate:                                             No.: ______________

Social security No.: _________________________________________________________

This Labor Contract for Full-time Employees (hereinafter referred to as “this Contract”) is made and entered into by and between the above-mentioned two parties in accordance with the Labor Contract Law of the People’s Republic of China basing on the principle of equality, sincerity and impartiality and shall be binding on both parties. The parties hereto agree as follows through mutual consultations:

I. Term of the Contract

This Contract shall take effect this 1st day of April, 2008 but without a fixed term.

The probationary period starts from                             and ends at _____________.

II. Work Responsibilities and Working Place

(A)
Party B shall, as requested by Party A, assume the position of the General Manager. But if it is necessary for its businesses, Party A may, after consulting Party B, change Party B’s position basing on the assessment on Party B’s performance while abiding by the principle of reasonability and sincerity.

(B)
The work responsibilities and requirements that Party A requests Party B to perform or meet shall comply with the national labor standards and Party A’s Articles of Association formulated and published according to law. Party B shall perform its duties according to the responsibilities and standards required by Party A.

(C)	The parties hereto agree that the place for performance of this Contract shall be at No. 859 Panxu Road, Suzhou currently and is expected to be at Anmin Road, Dongqiao Town, Suzhou from 2009 to 2010.

III. Working Time, Rests and Holidays

(A)
The parties hereto agree through mutual consultations that Party B’s working time shall not exceed forty hours per week averagely. In the event that Party B needs to work over such forty-hour limit owing to working reasons, Party A shall arrange compensation leave for Party B or pay Party B for the overtime according to the applicable laws, rules and regulations.

(B)	Party A shall abide by the statutory working time strictly and control the overtime properly in order to ensure Party B sufficient rests and the physical and spiritual health.

(C)
Party A shall provide Party B with the paid annual leave. Party A may arrange the annual leave after taking into consideration the production situation, Party B’s work and the employee’s own will comprehensively.

IV. Remuneration

Party A shall pay Party B the salary with money at least once a month and shall not deduct, withhold or delay the payment of salary to Party B. If Party B provides normal labor service to Party A in the statutory working time or the working time set forth in this Contract, the salary paid by Party A shall not be lower than the lower limit of the local salary standard.

(A)	Party A guarantees that the 18th day of each month is the pay day.

(B)	Party B’s salary during the probationary period is RMB Yuan per month.

(C)
Party A and Party B agree through mutual consultations that Party B’s base salary is RMB 850 Yuan per month, and that the post allowance is paid monthly by Party A basing on Party B’s performance and the company’s economic benefits.

(D)
Party A shall raise Party B’s salary reasonably on a annual basis according to the company’s economic benefits, the directive salary standards published by local government and the provisions set forth in the collective contract of the company.

(E)	The overtime pay for Party B shall be calculated basing on the base salary.

(F)	The salary for Party B during its paid leave (such as marriage leave, funeral leave, annual leave and home leave etc.) shall be calculated basing on its base salary.

(G)	Party A shall pay the provident housing fund contributions for Party B according to the national and local rules and regulations.

V. Labor Discipline

(A)
Party A shall inform Party B of all its rules and regulations formulated through democratic procedures according the applicable laws and regulations of the nation. Party B shall abide by all such rules and regulations, the labor disciplines and laws of the nation and the codes for operational safety and obey the company’s management and fulfill the works and tasks duly,

(B)	Party A shall be entitled to examine and urge Party B’s implementation of the above-mentioned rules and regulations and give punishment or award accordingly.

VI. Social Security

(A)
The parties shall participate in the social security system and pay the various premiums in full amount and the part of the premiums that shall be paid by Party B will be withheld by Party A from Party B’s remunerations.

(B)
Party A shall pay various social insurance premiums for Party B according to law and make the payment status of such premiums public to the employees on an annual basis and receive the supervisions by the employees.

(C)
In case that Party B is injured in work or gets any occupational disease, Party A shall provide aid and cure promptly and other necessary assistance. Besides. Party A shall, within the stipulated time period, apply to the administrative department of the social security authority for certifying the work-related injury, obtain the working capability assessment for Party B according to law and perform other obligations necessary for Party B to enjoy its benefits from the work-related injury insurance.

VII. Labor Protection, Working Environment and Prevention of Occupational Diseases

(A)
In case the post has any potential to get occupational disease, Party A shall inform Party B of such fact and give labor safety training to Party B in order to prevent serious accident in work and reduce the risks of getting occupational disease.

(B)
Party A shall provide Party B with the working environment meeting the national requirements for labor safety and hygiene and the necessary labor protection equipments. If arranging Party B to assume the post with potential risks of getting occupational disease, Party A shall arrange regular physical examinations for Party B and give physical examination before Party B leaves post.

(C)
If Party B’s post has any risk of getting occupational disease, Party B shall adopt the following protective measures under Party A’s supervision: to use appropriate labor protection equipments and to abide by the codes for operational safety. Party B shall be entitled to reject the instructions with violation of rules or the operation under risks given or required by Party A’s managerial personnel.

(D)	Party A shall provide protections to Party B in accordance with the protective rules and regulations of the nation for female and under-age employees.

(E)	In case that Party B gets any disease or is injured not for work, Party A shall adopt the applicable rules and regulations of the nation on the medical treatment period.

VIII. The parties hereto agree to the following Clause (C) through mutual consultation:

(A)
Because Party B may get access to Party A’s business secrets and confidential information regarding intellectual property rights, Party A may consult Parly A on the matters related to the information confidentiality and the non-competition restrictions and made agreement thereon as the annex hereof.

(B)
In case that Party A intends to fund any professional or technological training to Party B and thus to require Party B to serve for a certain period, Party A shall consult Party B in advance and make agreement thereon as the annex hereof if Party B agrees, setting forth the rights and obligations of the parties.

(C)	Other matters agreed upon by Party A and Party B:

a)	Party B acknowledges that Party A is expected to move to Panyang Industrial Park, Huangdai Town, Xiangcheng District Suzhou (Anmin Road, Dongqiao Town) between 2009 and the end of 2010.

b)
Neither party shall rescind this Contract before expiry because of the above-mentioned move. And in the event that any party fails to perform this Contract owing to this reason, it shall be considered as a breach hereof by such party.

c)
After such move, Party A will provide shuttle bus service to Party B for going to and off work. But the routes of the shuttle bus will be determined by Party A according applicable rules. Thus if Party B is not able to take the shuttle bus, Party B shall solve the transportation problems by himself/herself.

d)	Party A may change Party B’s position if it is required by the company’s production and business operation or by the humane resource department and Party B will obey such arrangement voluntarily.

e)	Party A and Party B confirm that all the rules and regulations formulated by the company and its various announcements and notices shall be considered as a part of this Contract.

I)
Party A has informed Party B of the company’s basic situations (including Party B’s remuneration and working conditions etc.) and Party B has been fully aware of the same. And the parties hereto execute this Contract basing on the aforesaid acknowledgement.

g)	Party B confirms that upon the execution of this Contract Party B has been fully aware of all the rules and regulations formulated by Party A according to law and will abide by the same.

h)
Party A and Party B confirm that the address stated in this Contract is the address for service of various documents and notices. In case of any change address, the party with the change shall notify the other party promptly, otherwise the consequences arising from the failure of notifying the change of address shall be fully borne by such party.

VIIII. Settlement of Labor Dispute

(A)
The labor dispute between the parties hereto arising from the performance hereof shall be settled through consultation. If any party has no intention of consultation or no agreement can be reached through consultation, such dispute may be submitted to the Labor Dispute Reconciliation Commission of the company for reconciliation, and may be submitted to the Labor Dispute Arbitration Commission for arbitration if no agreement can be reached by-reconciliation. Or either may submit such dispute directly to the Labor Dispute Arbitration Commission for arbitration. The party requesting arbitration shall, within the time limit for arbitration, submit an application to the Labor Dispute Arbitration Commission in writing. Any party refusing to accept the arbitration award may, within fifteen days upon the receipt of the arbitration award, lodge a lawsuit with the People’s Court if the conditions for action are all met.

(B)
In the event that Party A violates any laws, rules or regulations on labor protection and impairs Party B’s legal rights and benefits, Party B shall be entitled to make complaints to the administrative department of the social security authority and other related departments.

X. Miscellaneous

(A)	In case of any change of Party B’s domicile, current residence or contact information etc. during the term of this Contract, Party B shall notify Party A promptly.

(B)
The matters fail to be covered herein shall be settled by in accordance with the applicable rules and regulations of the nation, province and municipality and shall be settled through equal consultations between the two parties if it is not set forth in any of the above rules and regulations.

(C)	This Contract shall not be altered.

(D)	In the event that this Contract is made in both Chinese and a foreign language, the Chinese version shall prevail in case of any conflict between the two versions.

(E)	This Contract is made in duplicate, one for each party.

(F)	The annexes of this Contract include:

Party A:	Party B:

Signature of the legal representative or person in charge: /s/ Shi Mingsheng	Signature: /s/ Zhang Jian

Seal: /seal/ Suzhou Erye Pharmaceuticals Co., Ltd.

Date of execution:	Date of execution:

April 1, 2008	April 1, 2008

Sealed by the verification authority:

/seal/ Suzhou Municipal Labor and Social Security Bureau

Date: April 14, 2008